UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 22, 2005

Hythiam, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-58246	88-0464853
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11150 Santa Monica Boulevard, Suite 1500, Los Angeles, California		90025
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(310) 444-4300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On February 22, 2005, Hythiam, Inc. (the "Company") entered into five-year technology license and administrative services agreements (the "Agreements") with five behavioral hospitals owned by Ardent Health Services, LLC, a leading network of behavioral hospitals and one of the largest providers of inpatient and outpatient mental health services. The agreements grant licenses for the Company’s HANDS™ Protocols to Ardent Health Services behavioral hospitals located in Rosemead, California; Boise, Idaho; Las Vegas and Reno, Nevada; and Kirkland, Washington.

The Company will provide licensed technology and administrative services, including intellectual property, data collection and reports, marketing services and aftercare services related to the Company’s proprietary treatment protocols for addictions to alcohol, cocaine, methamphetamine and other addictive stimulants. Fees for services provided are set based on a per-patient fee schedule.

There is no relationship between the Company or its affiliates and any of the parties to the Agreements other than in respect of the Agreements.

Item 7.01. Regulation FD Disclosure.

On February 23, 2005, Hythiam, Inc. issued a press release announcing that the Company has entered into a licensing and services agreement to offer its proprietary HANDS™ Treatment Protocols to Ardent Health Services. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

99.1 Press release dated February 23, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hythiam, Inc.

February 23, 2005	By:	/s/ Chuck Timpe

Name: Chuck Timpe
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated February 23, 2005.